Principal Global Investors, LLC 711 High Street, Des Moines, Iowa 50392
March 22, 2022

State Street Global Services
Channel Center
1 Iron Street
Boston, MA 02210
Attention: David Whelan, Vice President

Re: PRINCIPAL EXCHANGE-TRADED FUNDS (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Principal Real Estate Active Opportunities ETF (the “Fund”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of May 21, 2015 by and among State Street Bank and Trust Company (“State Street”) and Principal Global Investors, LLC (“PGI”), formerly known as Principal Management Corporation, the investment adviser to the Trust (as amended, modified, or supplemented from time to time, the “Agreement”), PGI hereby requests that State Street act as Transfer Agent for the new Fund under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, PGI confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PRINCIPAL EXCHANGE-TRADED FUNDS
on behalf of:
PRINCIPAL REAL ESTATE ACTIVE OPPORTUNITIES

By:	/s/ Adam Shaikh
Name:	Adam Shaikh
Title:	Assistant General Counsel

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Vice President

Effective Date: May 18, 2022

SCHEDULE A

LIST OF PORTFOLIOS

Principal Active High Yield ETF (f/k/a Principal Active Income ETF)
Principal Healthcare Innovators ETF (f/k/a Principal Healthcare Innovators Index ETF)
Principal International Adaptive Multi-Factor ETF
Principal Investment Grade Corporate Active ETF
Principal Millennials ETF (f/k/a Principal Millennials Index ETF)
Principal Quality ETF (f/k/a Principal Price Setters Index ETF)
Principal Real Estate Active Opportunities ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Tax-Advantaged Dividend Active ETF
Principal U.S. Large-Cap Adaptive Multi-Factor ETF
Principal U.S. Mega-Cap ETF (f/k/a Principal U.S. Mega-Cap Multi-Factor Index ETF)
Principal U.S. Small-Cap Adaptive Multi-Factor ETF
Principal U.S. Small-Cap Multi-Factor ETF (f/k/a Principal U.S. Small-Cap Multi-Factor Index ETF)
Principal Ultra-Short Income ETF
Principal Value ETF (f/k/a Principal Shareholder Yield Index ETF)